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                                                                    EXHIBIT 10.9

                            INDEMNIFICATION AGREEMENT

      INDEMNIFICATION AGREEMENT dated as of March 1 between NewHeading, Inc., a Delaware corporation (the "Company"), and the undersigned indemnitee (the "Indemnitee").

      WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

      WHEREAS, Indemnitee is a director or officer of the Company;

      WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

      NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise and intending to be legally bound hereby, the parties hereto agree as follows:

      1.    Certain Definitions

            Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

            Expenses: include attorneys' fees and all other reasonable costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

            Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity; provided that "Indemnifiable Event" shall exclude any intentional act or intentional omission by Indemnitee which is (i) a violation of law by Indemnitee, (ii) a material violation of the Company's written policies (including without limitation those prohibiting harassment or discrimination based on race, sex, sexual preference, religion, national origin, age, marital status, or medical condition, handicap or disability), (iii)

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outside of the course or scope of Indemnitee's employment with the Company, or
(iv) contrary to public policy.

            Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

      2.    Basic Indemnification Arrangement.

            (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

            (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences arbitration proceedings to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final determination is made by the arbitrator with respect thereto. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence arbitration seeking a determination or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to appear in such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

            3. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all reasonable expenses (including attorneys' fees) and, if

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requested by Indemnitee, shall (within two business days of such request)
advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with arbitration brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-law now of hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

            4. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

            5. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

            6. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of arbitration proceedings by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

            7. Nonexclusivity Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's By-laws or the Delaware General Corporation Law or otherwise. Nothing in this Agreement shall limit the right of the Company, in its sole discretion, to indemnify Indemnitee with respect to events which are not Indemnifiable Events, but the Company shall have no obligation under this Agreement to do so.

            8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be

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covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

            9. No Implied Employment Rights. Indemnitee understands and agrees that this Agreement does not confer upon Indemnitee any rights to continued employment by the Company that Indemnitee would not otherwise have, nor does this Agreement obligate the Company to employ Indemnitee for any specific period of time.

            10. Arbitration. The Company and Indemnitee mutually consent to the resolution by arbitration, to the fullest extent provided by applicable law, of all claims or controversies arising under this Agreement in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

            11. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

            12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

            13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

            14. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request for actions taken during such service.

            15. Termination. Either party may terminate this Agreement with 60 days notice with respect to Indemnifiable Events occurring after the effective date of termination; provided that such termination shall not affect the Company's obligations hereunder with respect to Indemnifiable Events occurring prior to the effective date of termination.

            16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts

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made and to be performed in such state without giving effect to the principles of conflicts of laws.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            NewHeading, Inc.

                                            By: /s/ Vern J. Brownell
                                                --------------------------------
                                            Name: Vern J. Brownell
                                            Title: Chairman

                                            /s/ Vern J. Brownell
                                            ------------------------------------
                                            Indemnitee